UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 3, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

In connection with previously closed sale of land to AgReserves, Inc., The St. Joe Company (the “Company”) received a 15-year installment note in the principal amount of $200 million (the “Installment Note”) secured by an Irrevocable Standby Letter of Credit issued by JPMorgan Chase Bank, N.A. (the “Letter of Credit”). The Company contributed the Installment Note and Letter of Credit to Northwest Florida Timber Finance, LLC, a bankruptcy-remote, qualified special purpose entity wholly owned by the Company (“NFTF”).

On April 3, 2014, NFTF entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain institutional investors (the “Purchasers”) related to the issuance and sale by NFTF of $180 million aggregate principal amount of its 4.750% Senior Secured Notes due 2029 (the “Senior Notes”) at an issue price of 98.483% of the face value. The sale and purchase of the Senior Notes are expected to occur on April 10, 2014 (the “Closing”). The Senior Notes will mature on March 4, 2029. The Senior Notes will bear interest at a rate of 4.750% per annum and interest will be payable in March and September, beginning September 2014. All principal will be paid at maturity. Approximately 90% of the net proceeds from the sale of the Senior Notes are expected to be distributed to the Company.

The Senior Notes are senior secured obligations of NFTF in favor of Wilmington Trust, National Association (the “Trustee”) for the benefit of the Purchasers with no recourse to the Company. The Senior Notes are secured by a first lien and first priority, perfected security interest in, and are payable solely from, all of the property of NFTF consisting of (i) the Installment Note, (ii) the Letter of Credit, (iii) any cash, securities and other property in certain NFTF accounts, (iv) the rights of NFTF under the contribution agreement with the Company, and (v) any proceeds relating to the property listed in (i) through (iv) above.

The Note Purchase Agreement requires NFTF to deliver pro forma financials to the Purchasers as a condition to Closing and limits NFTF’s ability, among other things, to incur liens on assets, merge or consolidate or succeed to all or any substantial part of the liabilities of any other entity, or change its jurisdiction of formation or organization. The Note Purchase Agreement also contains other customary representations, warranties, conditions to closing, and obligations of the parties.

The foregoing summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed as Exhibit 10.58 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No	Description

10.58	Form of Note Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE ST. JOE COMPANY

By: /s/ Marek Bakun________________
Marek Bakun
Chief Financial Officer

Date: April 9, 2014